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Exhibit 4.5

sloughestates
International

        Slough Trading Estate Limited
234 Bath Road
Slough SL1 4EE

        Tel: +44 (0) 1753 537171
Fax: +44 (0) 1753 820585

        www.sloughestates.com

Letter of Variation

        Credit Facility Agreement dated 21st March 2003 made between Slough Trading Estate Limited (the 'Lender') an English limited company, and Tipperary Corporation (the 'Borrower') a Texas, USA corporation.

        We refer to the above facility which was used for 'Redeeming Promissory Notes issued to Slough Estates USA Inc. and for general corporate purposes' and confirm that the following terms be amended:

Amount:	The facility shall be increased from $US 8.5 Million to $US 11.5 Million on 25th November 2003

        All other terms and conditions remain unchanged.

Signed for and on behalf of		Signed for and on behalf of
Slough Trading Estate Limited		Tipperary Corporation
By:	/s/ R. D. KINGSTON	By:	/s/ DAVID L. BRADSHAW
Director		Director

sloughestates
International

        Slough Trading Estate Limited
234 Bath Road
Slough SL1 4EE

        Tel: +44 (0) 1753 537171
Fax: +44 (0) 1753 820585

        www.sloughestates.com

Second Letter of Variation

        Credit Facility Agreement dated 21st March 2003 and Letter of Variation dated 21st November 2003 between Slough Trading Estate Limited (the 'Lender') an English limited company, and Tipperary Corporation (the 'Borrower') a Texas, USA corporation.

        We refer to the above facility and Letter of Variation which was used for 'Redeeming Promissory Notes issued to Slough Estates USA Inc. and for general corporate purposes' and confirm that the following terms be amended:

Amount:	The facility shall be increased from $US 11.5 Million to $US 12 Million on 2nd July 2004

        All other terms and conditions remain unchanged.

Signed for and on behalf of		Signed for and on behalf of
Slough Trading Estate Limited		Tipperary Corporation
By:	/s/ R. D. KINGSTON	By:	/s/ DAVID L. BRADSHAW
Director		Director

sloughestates
International

        Slough Trading Estate Limited
234 Bath Road
Slough SL1 4EE

        Tel: +44 (0) 1753 537171
Fax: +44 (0) 1753 820585

        www.sloughestates.com

Third Letter of Variation

        Credit Facility Agreement dated 21st March 2003 and Letters of Variation dated 21 November 2003 and 1 July 2004 between Slough Trading Estate Limited (the 'Lender') an English limited company, and Tipperary Corporation (the 'Borrower') a Texas, USA corporation.

        We refer to the above facility and Letters of Variation which were used for 'Redeeming Promissory Notes issued to Slough Estates USA Inc. and for general corporate purposes' and confirm that the following terms be amended:

Amount:	The facility shall be increased from $US 12 Million to $US 12.5 Million on 3rd August 2004

        All other terms and conditions remain unchanged.

Signed for and on behalf of		Signed for and on behalf of
Slough Trading Estate Limited		Tipperary Corporation
By:	/s/ R. D. KINGSTON	By:	/s/ DAVID L. BRADSHAW
Director		Director

sloughestates
International

        Slough Trading Estate Limited
234 Bath Road
Slough SL1 4EE

        Tel: +44 (0) 1753 537171
Fax: +44 (0) 1753 820585

        www.sloughestates.com

Fourth Letter of Variation

        Credit Facility Agreement dated 21st March 2003 and Letter of Variation dated 21 November 2003, 1 July 2004 and 3 August 2004 between Slough Trading Estate Limited (the 'Lender') an English limited company, and Tipperary Corporation (the 'Borrower') a Texas, USA corporation.

        We refer to the above facility and Letters of Variation which were used for 'Redeeming Promissory Notes issued to Slough Estates USA Inc. and for general corporate purposes' and confirm that the following terms be amended:

Amount:	The facility shall be increased from $US 12.5 Million to $US 13 Million on 3 September 2004

        All other terms and conditions remain unchanged.

Signed for and on behalf of		Signed for and on behalf of
Slough Trading Estate Limited		Tipperary Corporation
By:	/s/ R. D. KINGSTON	By:	/s/ DAVID L. BRADSHAW
Director		Director

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Letter of Variation